UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2016

CVB FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

California	0-10140	95-3629339
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Haven Avenue, Ontario, California	91764
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 980-4030

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 19, 2016, CVB Financial Corp. (the “Company”) held its Annual Meeting of Shareholders. As of the record date for the Annual Meeting, there were 107,787,862 shares entitled to vote on all matters presented to the Company’s shareholders at the Annual Meeting. Votes representing 88.60%, or 95,500,153 shares, of the Company’s common stock were present in person or represented by proxy at the Annual Meeting.

The following are the voting results of each matter submitted to the Company’s shareholders at the Annual Meeting. The proposals below are described in detail in the Proxy Statement. At the Annual Meeting, all seven nominees for director were elected to the Company’s Board of Directors. The Company’s shareholders also approved the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2016.

1.	Election of the following seven nominees to the Company’s Board of Directors:

	Votes Cast For	Abstain	Broker No-Votes
George A. Borba, Jr.	75,863,310	530,729	19,106,114
Stephen A. Del Guercio	75,936,792	457,247	19,106,114
Robert M. Jacoby, C.P.A.	75,718,871	675,168	19,106,114
Kristina M. Leslie	75,920,583	473,456	19,106,114
Christopher D. Myers	75,935,034	459,005	19,106,114
Raymond V. O’Brien, III	75,936,417	457,622	19,106,114
Hal W. Oswalt	75,936,324	457,715	19,106,114

2.	Ratification of Appointment of KPMG LLP as independent registered public accountants of the Company for the year ending December 31, 2016.

Votes Cast For	Votes Against	Votes Abstained	Broker No-Votes
94,756,570	359,242	383,341	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVB FINANCIAL CORP.
(Registrant)

Date: May 20, 2016	By:	/s/ Richard C. Thomas.
Richard C. Thomas,
Executive Vice President and Chief Financial Officer

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